Exhibit 10(s)

FIRST TENNESSEE NATIONAL CORPORATION
2002 BANK DIRECTOR AND ADVISORY BOARD MEMBER DEFERRAL PLAN
(Adopted October 16, 2001)

     1.     Purpose. The First Tennessee National Corporation Bank Director and Advisory Board Member Deferral Plan (“Plan”) is designed to attract and retain directors of bank affiliates of First Tennessee National Corporation (“Company”) and advisory board members of First Tennessee Bank National Association (“Bank”), as described in Section 5 herein, of outstanding ability by providing an attractive method to defer compensation by allowing participants to elect to receive stock options on shares of the common stock of the Company, the parent company of the Bank and the bank affiliates, in lieu of fees.

     2.     Effective Date and Duration of Plan. The Plan shall become effective when approved by the Board of Directors of the Company (“Board of Directors”). No options may be granted under the Plan after the first business day of January 2007. The term of options granted on or before such date may, however, extend beyond that date.

     3.     Shares Subject to Plan. Subject to adjustment as provided in Section 9 herein, the shares issuable under the Plan upon the exercise of stock options shall not exceed in the aggregate 200,000 shares of the common stock, par value $0.625 (as adjusted for stock splits), of the Company. Such shares may be provided from shares purchased in the open market or privately or by the issuance of previously authorized but unissued shares. If any options previously granted under the Plan for any reason lapse or are forfeited, the shares subject to such option shall be restored to the total number available for grant.

     4.     Administration of Plan. The Plan shall be administered by a committee (the “Committee”) whose members shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. In addition, all members shall be directors of the Company and shall meet the definitional requirements for “non-employee director” (with any exceptions therein permitted) contained in the then current SEC Rule 16b-3 or any successor provision. Subject to the provisions of the Plan, the Committee is granted the authority to interpret the Plan, adopt such rules of procedure as it may deem proper, and make all other determinations necessary or advisable for the administration of the Plan; provided, however, the Committee shall have no discretion to make awards under the Plan. The Plan provides for the automatic, non-discretionary grant of stock options to eligible Participants (hereinafter defined) who elect to participate in the Plan.

     5.     Participation in Plan. All directors of bank affiliates (whether currently existing or hereafter acquired or formed) of the Company who are not salaried employees of the Company or any subsidiary of the Company and who are not directors of the Company or the Bank and all advisory board members of the Bank who are members of Regional or Community Bank Advisory Boards who are not salaried employees of the Company or any subsidiary of the Company and who are not directors of the Company or Bank (“Participant”) are eligible to participate in the Plan. Participation shall commence on the first day of the month (but not before January 1, 2002) following receipt by the Committee or its designee of an irrevocable election to receive stock options in lieu of all retainers, if any, of any kind, including bonuses, and all attendance fees to be earned on and after such day and prior to January 1, 2007.

     6.     Non-statutory Stock Options. All options granted under the Plan shall be non-statutory stock options not intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended.

     7.     Terms, Conditions, and Form of Options. Each option granted under the Plan shall have the following terms and conditions and shall be evidenced by appropriate documentation prescribed by the Committee or its designee (for all purposes under the Plan, in the absence of an express designation by the Committee, the Company’s Executive Vice President-Employee Services is deemed to be the Committee’s designee):

     (a)  Option Grant Dates. Options shall be granted automatically on the first business day of each January and July subsequent to the first day of participation to each eligible Participant who is participating in the Plan.

     (b)  Option Formula. The number of shares subject to option grant to an eligible Participant shall be equal to the nearest whole number of shares computed in accordance with the following formula:

Number of shares = A/B, where

A=	Retainer, if any, and attendance fees earned during the two consecutive quarters preceding the option grant date. (For the initial grant, only retainer and attendance fees earned on or subsequent to the first day of participation shall be included in the computation.)

B=	One half of the fair market value of one share of Company common stock on the option grant date.

     (c)  Option Price. The option price per share to be paid by the Participant to the Company upon the exercise of the option shall be 50 percent of the fair market value of a share on the option grant date. “Fair Market Value” for purposes of the Plan shall be the mean between the high and low sales prices at which shares of Company common stock were sold on the valuation day on the New York Stock Exchange or, if there were no sales on that date, then on the last day prior to the valuation day during which there were sales. In the event that this method of valuation is not practicable, then the Committee in its discretion shall establish the method by which fair market value shall be determined.

     (d)  Non-transferability. Each option granted under the Plan shall be non-transferable other than by will or by the laws of descent and distribution, subject to Section 7(k) hereof, and each option may be exercised during the lifetime of the grantee only by him or her or by his or her guardian or legal representative.

     (e)  Option Term. Each option granted under the Plan shall be exercisable only during a term commencing on the option grant date and ending (unless the option shall have terminated earlier under other provisions of the Plan) on the month and day in the 20th year following the year of grant corresponding to the day before the month and day on which the option was granted.

     (f)  Exercise of Options. Options shall be exercised by delivering, mailing or transmitting to the Committee or its designee: (1) A notice, in the form, by the method, and at times prescribed by the Committee, specifying the number of shares to be purchased; (2) A check or money order payable to the Company for the full option price. In addition, in its sole discretion the Committee may determine that it is an appropriate method of payment for grantees to pay for any shares subject to an option by delivering a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price (a “cashless exercise”). To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. Upon receipt of such notice of exercise of a stock option and upon payment of the option price by a method other than a cashless exercise, the Company shall promptly deliver to the grantee a certificate or certificates for the shares purchased, without charge to him or her for issue or transfer tax.

     (g)  Postponements. The Committee may postpone any exercise of an option for such period of time as the Committee in its discretion reasonably believes necessary to prevent any acts or omissions that the Committee reasonably believes will be or will result in the violation of any state or federal law; and the Company shall not be obligated by virtue of any provision of the Plan or the terms of any prior grant of an option to recognize the exercise of an option or to sell or issue shares during the period of such postponement. Any such postponement shall automatically extend the time within which the option may be exercised, as follows: The exercise period shall be extended for a period of time equal to the number of days of the postponement, but in no event shall the exercise period be extended beyond the last day of the postponement for more days than there were remaining in the option exercise period on the first day of the postponement. Neither the Company nor Bank nor any of the bank affiliates nor any of their directors or officers shall have any obligation or liability to the grantee of an option or to a successor with respect to any shares as to which the option shall lapse because of such postponement.

     (h)  Certificates. The stock certificate or certificates to be delivered under this Plan may, at the request of the grantee, be issued in his or her name or, with the consent of the Company, the name of another person as specified by the grantee.

     (j)  Taxes. The Company may defer making payment or delivery of any benefits under the Plan if any withholding tax is payable until the grantee tenders the amount of the withholding tax due.

     (j)  Exercise of Option on Termination as a Bank Director/Advisory Board Member. If the grantee of an option shall cease, for a reason other than his or her death, disability or retirement (defined for purposes hereof as any termination, not caused by death or disability, after 10 years of service as a bank director or advisory board member, as the case may be), to be a bank director or advisory board member, as the case may be, the option shall terminate one year after such termination, unless it terminates earlier under other provisions of the Plan. If a person to whom an option has been granted shall retire or become disabled, the option shall terminate three years after the date of retirement or disability, unless it terminates earlier under the Plan. Such exercise shall be subject to all applicable conditions and restrictions prescribed in Section 7 hereof.

     (k)  Exercise of Option After Death of Bank Director/Advisory Board Member. If the grantee of an option shall die while serving as a bank director or advisory board member, as the case may be, or within three months after termination as a bank director or advisory board member, as the case may be, and if the option was in effect at the time of his or her death, the option may, until the expiration of three years from the date of death of the grantee or until the earlier expiration of the term of the option, be exercised by the successor of the deceased grantee. Such exercise shall be subject to all applicable conditions and restrictions prescribed in Section 7 hereof. “Successor” means the legal representative of the estate of a deceased grantee or the person or persons who shall acquire the right to exercise an option by bequest or inheritance or by reason of the death of the grantee.

     8.     Limitation of Rights. No person shall have any rights as a shareholder by virtue of a stock option granted to him or her except with respect to shares actually issued to him or her, and issuance of shares shall confer no retroactive right to dividends. Neither the Plan nor the grant of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Bank or the bank affiliate, as applicable, will retain a bank director or advisory board member for any period of time or for any particular compensation.

     9.     Adjustment for Changes in Capitalization. Any increase in the number of outstanding shares of common stock of the Company occurring through stock splits or stock dividends after the adoption of the Plan shall be reflected proportionately (1) in an increase in the aggregate number of shares then available for the grant of options under the Plan, or becoming available through the termination or forfeiture of options previously granted but unexercised and (2) in the number subject to options then outstanding, and a proportionate reduction shall be made in the per-share option price as to any outstanding options or portions thereof not yet exercised. Any fractional shares resulting from such adjustments shall be eliminated. If changes in capitalization other than those considered above shall occur, the Board of Directors shall make such adjustments in the number and class of shares for which options may thereafter be granted, in the number and class of shares remaining subject to options previously granted, and in the per-share option price as the Board in its discretion may consider appropriate, and all such adjustments shall be conclusive.

     10.     Termination, Suspension or Modification of Plan. The Board of Directors may at any time terminate, suspend or modify the Plan, except that the Board of Directors shall not amend the Plan in violation of law. No termination, suspension or modification of the Plan (which terms do not include the postponement of the exercise of an option) shall adversely affect any right acquired by any grantee, or by any successor of a grantee, under the terms of an option granted before the date of such termination, suspension or modification, unless such grantee or successor shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 9 does not adversely affect any such right.

     11.     Application of Proceeds. The proceeds received by the Company from the sale of its shares under the Plan will be used for general corporate purposes.

     12.     Governing Law. The Plan and all determinations thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.